EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2020 RESULTS
~ Record North American Bill Rates and Strong Utilization Power Profitability ~

ST. LOUIS (July 30, 2020) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended June 30, 2020.

Financial Highlights

For the quarter ended June 30, 2020:
•Services revenues net of reimbursed expenses increased 5% to $144.3 million from $136.8 million in the second quarter of 2019;
•Total revenues increased 3% to $146.3 million from $141.9 million in the second quarter of 2019;
•Net income decreased 23% to $6.6 million from $8.5 million in the second quarter of 2019;
•GAAP earnings per share results on a fully diluted basis decreased 26% to $0.20 from $0.27 in the second quarter of 2019;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 10% to $0.57 from $0.52 in the second quarter of 2019; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 12% to $26.4 million from $23.6 million in the second quarter of 2019.

“Perficient is not only persevering through the business challenges presented by COVID-19, we’re thriving,” said Jeffrey Davis, chairman and CEO. “Impressive utilization, strong average billing rates, and solid bookings including several net new client wins powered a performance our entire team is proud of. Beyond that, we completed the largest acquisition in our history, welcoming more than 600 nearshore colleagues based in Latin America to our team in a development that immediately and substantially grows our capacity to serve our enterprise clients with global talent.”

Other Highlights

Among other recent achievements, Perficient:

•Expanded its global presence in South America through the acquisition of PSL, a $33 million annual revenue nearshore software development company based in Medellin, Colombia, with additional locations in Bogota and Cali, Colombia;
•Announced that Nancy Pechloff has been appointed an independent member of the company’s Board of Directors. Ms. Pechloff formerly served as a Senior Managing Director at Protiviti, and brings more than 40 years of experience related to internal controls, corporate governance, Sarbanes-Oxley compliance, and finance across a variety of industries;
•Received a 2020 Microsoft Health Innovation Award for enabling personalized care with one of the largest healthcare systems in the United States;
•Announced that Andrea Lampert joined the company as Vice President of People. With experience leading in environments of rapid change and growth, both organic and through mergers and acquisitions, Ms. Lampert is responsible for driving the implementation of strategic HR objectives that focus on the people experience;
•Was included in the Forrester “Now Tech: Oracle Apps Implementation Service Providers, Q2 2020” report as an implementation service provider supporting clients as they shift to Oracle Cloud; and
•Added new customer relationships and follow-on projects with leading companies including Ascension Health, Ashley Furniture, Cargill Incorporated, CIGNA Corporation, Essex Property Trust, Herbalife Nutrition, Nestle USA, Porsche, Qualcomm, Sempra Energy, Takeda Pharmaceutical Company, TCF Bank, TD Ameritrade, The Capital Group, and Toyota Motor North America, among others.

Business Outlook

In light of the uncertain duration and scope of the pandemic and its impact on economic and financial markets, we cannot reliably predict the impact of the pandemic on our business, operations or financial results. Accordingly, we have determined not to issue guidance at this time.

Conference Call Details

Perficient will host a conference call regarding second quarter 2020 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Second Quarter 2020 Results
WHEN: Thursday, July 30, 2020, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 3778686
REPLAY TIMES: July 30, 2020, at 2 p.m. Eastern, through Thursday, Aug. 6, 2020, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 3778686

About Perficient
Perficient is a leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, a Gold Salesforce Consulting Partner, a Sitecore Platinum Partner, and a VMware Authorized Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K as supplemented by the Risk Factors contained in Part II, Item 1A of our Quarterly Reports on Form 10-Q filed on May 7, 2020 and July 30, 2020, respectively, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the COVID-19 pandemic on our business;
(3) the impact of the general economy and economic and political uncertainty on our business;
(4) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(5)    risks associated with the operation of our business generally, including:
a) client demand for our services and solutions;
b) maintaining a balance of our supply of skills and resources with client demand;
c) effectively competing in a highly competitive market;
d) protecting our clients’ and our data and information;
e) risks from international operations including fluctuations in exchange rates;
f) changes to immigration policies;
g) obtaining favorable pricing to reflect services provided;
h) adapting to changes in technologies and offerings;
i)  risk of loss of one or more significant software vendors;
j)  making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;
k) maintaining effective internal controls; and
l)  changes to tax levels, audits, investigations, tax laws or their interpretation;
(6)   risks associated with managing growth organically and through acquisitions;
(7)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Services excluding reimbursable expenses	$144,306	$136,844	$285,314	$265,796
Reimbursable expenses	1,530	4,390	5,924	8,304
Total services	145,836	141,234	291,238	274,100
Software and hardware	503	635	663	1,584
Total revenues	146,339	141,869	291,901	275,684

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	89,164	87,784	180,663	172,142
Stock compensation	1,991	1,731	3,709	3,444
Total cost of revenues	91,155	89,515	184,372	175,586

Selling, general and administrative	30,811	30,493	61,104	60,273
Stock compensation	3,065	2,668	5,993	5,411
Total selling, general and administrative	33,876	33,161	67,097	65,684

Depreciation	1,317	1,070	2,605	2,086
Amortization	4,398	4,010	8,320	8,147
Acquisition costs	1,787	616	3,600	578
Adjustment to fair value of contingent consideration	2,067	116	1,732	(308)
Income from operations	11,739	13,381	24,175	23,911

Net interest expense	2,061	1,863	3,987	3,656
Net other income	(15)	(9)	(8)	(44)
Income before income taxes	9,693	11,527	20,196	20,299
Provision for income taxes	3,084	2,999	4,613	4,745

Net income	$6,609	$8,528	$15,583	$15,554

Basic net income per share	$0.21	$0.27	$0.49	$0.50
Diluted net income per share	$0.20	$0.27	$0.48	$0.48
Shares used in computing basic net income per share	31,888	31,343	31,763	31,359
Shares used in computing diluted net income per share	32,377	32,040	32,444	32,166

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2020 (unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$19,544	$70,728
Accounts receivable, net	127,907	129,118
Prepaid expenses	5,679	4,647
Other current assets	6,226	7,404
Total current assets	159,356	211,897
Property and equipment, net	12,488	12,170
Operating lease right-of-use assets	35,571	27,748
Goodwill	417,403	335,564
Intangible assets, net	75,798	37,953
Other non-current assets	14,838	15,160
Total assets	$715,454	$640,492

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,085	$23,081
Other current liabilities	81,098	61,503
Total current liabilities	97,183	84,584
Long-term debt, net	139,044	124,664
Operating lease liabilities	25,175	19,649
Other non-current liabilities	43,999	30,580
Total liabilities	305,401	259,477
Stockholders' equity:
Preferred stock	—	—
Common stock	50	49
Additional paid-in capital	475,147	455,465
Accumulated other comprehensive loss	(3,702)	(2,650)
Treasury stock	(266,485)	(261,624)
Retained earnings	205,043	189,775
Total stockholders' equity	410,053	381,015
Total liabilities and stockholders' equity	$715,454	$640,492

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Income	$6,609	$8,528	$15,583	$15,554
Adjustments:
Provision for income taxes	3,084	2,999	4,613	4,745
Amortization	4,398	4,010	8,320	8,147
Acquisition costs	1,787	616	3,600	578
Adjustment to fair value of contingent consideration	2,067	116	1,732	(308)
Amortization of debt discount and issuance costs	1,215	1,160	2,416	2,307
Stock compensation	5,056	4,399	9,702	8,855
Adjusted Net Income Before Tax	24,216	21,828	45,966	39,878
Adjusted income tax (1)	5,909	5,304	11,216	9,611
Adjusted Net Income	$18,307	$16,524	$34,750	$30,267

GAAP Earnings Per Share (diluted)	$0.20	$0.27	$0.48	$0.48
Adjusted Earnings Per Share (diluted)	$0.57	$0.52	$1.07	$0.94

Shares used in computing GAAP Earnings Per Share (diluted)	32,377	32,040	32,444	32,166
Dilution offset from convertible note hedge transactions	—	—	(77)	—
Shares used in computing Adjusted Earnings Per Share (diluted)	32,377	32,040	32,367	32,166

(1) The estimated adjusted effective tax rate of 24.4% and 24.3% for the three months ended June 30, 2020 and 2019, respectively, and 24.4% and 24.1% for the six months ended June 30, 2020 and 2019, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Income	$6,609	$8,528	$15,583	$15,554
Adjustments:
Provision for income taxes	3,084	2,999	4,613	4,745
Net interest expense	2,061	1,863	3,987	3,656
Net other income	(15)	(9)	(8)	(44)
Depreciation	1,317	1,070	2,605	2,086
Amortization	4,398	4,010	8,320	8,147
Acquisition costs	1,787	616	3,600	578
Adjustment to fair value of contingent consideration	2,067	116	1,732	(308)
Stock compensation	5,056	4,399	9,702	8,855
Adjusted EBITDA (1)	$26,364	$23,592	$50,134	$43,269

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.